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EXHIBIT 10.01A

            OPTION EXERCISE AND LICENSE AMENDMENT AGREEMENT

     This OPTION EXERCISE AND LICENSE AMENDMENT AGREEMENT is made and entered into as of the 31st day of March, 1999, by and between the UNIVERSITY OF SOUTHERN CALIFORNIA, a California nonprofit corporation with its principal place of business at University Park, Los Angeles, California 90089 ("USC"), and RUBICON MEDICAL, LLC, a Utah limited liability company with its principal place of business at 2064 West Alexandra, Salt Lake City, Utah 84119 ("Licensee").

                               RECITALS

     A. USC and Licensee are parties to that certain Option & License Agreement with an effective date of March 12, 1998, as amended to date (the "Agreement"), pursuant to which USC granted to Licensee an option to acquire a license to use the PATENT(S) to manufacturer and sell the PRODUCT(S) as such terms are defined in the Agreement.

     B. Although the option to acquire such a license expired on March 12, 1999, the parties hereto desire to extend the option period, provide for Licensee's exercise of such option and amend the royalty provisions of the related license in the manner hereinafter provided.

     NOW, THEREFORE, in consideration of the covenants herein contained, the parties agree as follows:

     1. Option Extension and Exercise. The option phase provided for in
Section 3(a) of the Agreement is hereby extended through the date of this Amendment. Concurrent with the execution of this Amendment, (a) Licensee hereby exercises such option and this Amendment shall be deemed written notification pursuant to Section 4(a) of the Agreement of Licensee's desire to license the PATENT(S) and (b) Licensee shall deliver to USC the initial license fee of $5,000 required pursuant to Section 4(d) of the Agreement.

     2. Royalty Amendment. Section 5(b) of the Agreement is hereby amended to read in its entirety as follows:

"If any PRODUCT is manufactured and sold under sublicense from the Licensee, the Licensee shall pay USC a royalty equal to fifteen percent (15%) of all of the Licensee's revenue received from the sublicense, including but not limited to earned royalty, prepaid royalty and license fees."

     3. Jabbour License. USC and Licensee hereby confirm that the Option & License Agreement with an effective date of December 8, 1997 (the "Jabbour License") between USC and License has terminated and is of no further force or effect whatsoever.

     4. Release of All Claims. In consideration of the amended license royalty provided for in Section 3 above, Licensee does hereby fully release and forever discharge USC and its divisions, parents, officers, trustees, employees, agents and representatives from and against any and all claims, causes of action, liabilities, demands or charges of whatsoever nature which may have arisen prior to the date hereof out of the Agreement or the Jabbour License; the execution, performance or alleged nonperformance of either the Agreement or the Jabbour License; or any of the facts or circumstances alleged in the letter dated March 24, 1999, from Stephen A. Trost of Licensee to Todd Dickey of USC.
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     5. Full Discharge. It is the intention of Licensee that this Amendment, when executed by Licensee, shall be effective as a complete discharge and bar to each and all of the claims, causes of action, liabilities, demands and charges as hereinabove described, including without limitation those relating to unknown or unsuspected claims, causes of action, liabilities, demands or charges, if any. Licensee is aware of the provisions of Section 1542 of the California Civil Code, which reads as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Licensee hereby acknowledges that the release set forth in Section 4 above is intended to include in its effect, without limitation, all claims, causes of action, liabilities, demands or charges which Licensee does not know or suspect to exist in its favor.

     6. Reliance. Licensee represents and acknowledges that in executing this Amendment it does not rely and has not relied upon any representation or statement not set forth herein by USC or any other party with respect to the subject matter, basis or effect of this Agreement or otherwise.

     7. Entire Agreement. This Amendment constitutes the entire understanding and agreement between the parties hereto with respect to the subject hereof, including without limitation any claim or dispute which might exist between them, and there arc no agreements, understandings, restrictions, representations or warranties between the parties other than those set forth herein.

     8. Effect of Amendment. As amended by the provisions of this Amendment, the provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above-written.

UNIVERSITY OF SOUTHERN                       RUBICON MEDICAL, LLC
CALIFORNIA

/S/Dennis F. Dougherty                      /S/Stephen A. Trost
----------------------                      -------------------
(Signature)                                  (Signature)
Dennis F. Dougherty                          Name: Stephen A. Trost
Senior Vice President, Administration        Title: Attorney for Rubicon
                                              Medical, LLC